Exhibit 3.1

A0793187

3921993

FILED
Secretary of State
State of California
JAN 23 2017

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

SIMWON AMERICA CORP., A CALIFORNIA CORPORATION

The undersigned certify that:

1. He is the president and the secretary of Simwon America Corp., a California corporation.

2. Article 5 of the Articles of Incorporation of this corporation is amended to read as follow:

   Five. This corporation is authorized to issue only one class of shares of stock. The total number of shares which this corporation is authorized to issue is 17,000,000.

3. The foregoing amendment of Articles of Incorporation has been duly approved and adopted by the board of directors.

4. The corporation has issued no shares.

I further declare under penalty of perjury under the laws of the Statement of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: January 20, 2017

Y. J. BAE

YONG JOON BAE, President

Y. J. BAE

YONG JOON BAE, Secretary

3921993

ARTS-GS	Articles of Incorporation of a General Stock Corporation

To form a **general stock corporation** in California, you can fill out this form or prepare your own document, and submit for filing along with:

- A **$100** filing fee.
- A separate, non-refundable **$15** service fee also must be included, if you **drop off** the completed form or document.

Important! Corporations in California may have to pay a minimum $800 yearly tax to the California Franchise Tax Board. For more information, go to https://www.ftb.ca.gov.

Note: *Before submitting the completed form*, you should consult with a private attorney for advice about your specific business needs.

FILED JAW
Secretary of State
State of California
JUN 28 2016

1CC

This Space For Office Use Only

For questions about this form, go to *www.sos.ca.gov/business/be/filing-tips.htm.*

Corporate Name (List the proposed corporate name. Go to www.sos.ca.gov/business/be/name-availability.htm for general corporate name requirements and restrictions.)

① The name of the corporation is Simwon America Corp.

Corporate Purpose

② The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

Service of Process (List a California resident or a California registered corporate agent that agrees to be your initial agent to accept service of process in case your corporation is sued. You may list any adult who lives in California. You may **not** list your own corporation as the agent. **Do not** list an address if the agent is a California registered corporate agent as the address for service of process is already on file.)

③ a. Sujung Park
Agent's Name

b. 19925 Stevens Creek Blvd., Suite 100, Cupertino CA 95014
*Agent's Street Address (if agent is **not** a corporation) - Do not list a P.O. Box* *City (no abbreviations)* *State* *Zip*

Corporate Addresses

④ a. 900 E 3rd Street, Pittsburg, CA 94566
Initial Street Address of Corporation - Do not list a P.O. Box *City (no abbreviations)* *State* *Zip*

b.
Initial Mailing Address of Corporation, if different from 4a *City (no abbreviations)* *State* *Zip*

Shares (List the number of shares the corporation is authorized to issue. Note: Before shares of stock are sold or issued, the corporation must comply with the Corporate Securities Law of 1968 administered by the California Department of Business Oversight. For more information, go to www.dbo.ca.gov or call the California Department of Business Oversight at (866) 275-2677.)

⑤ This corporation is authorized to issue only one class of shares of stock.
The total number of shares which this corporation is authorized to issue is 1,000,000.

This form must be signed by each incorporator. If you need more space, attach extra pages that are 1-sided and on standard letter-sized paper (8 1/2" x 11"). All attachments are made part of these articles of incorporation.

▶ [signature] Sujung Park
Incorporator - Sign here *Print your name here*

Make check/money order payable to: **Secretary of State**
Upon filing, we will return one (1) uncertified copy of your filed document for free, and will certify the copy upon request and payment of a $5 certification fee.

By Mail
Secretary of State
Business Entities, P.O. Box 944260
Sacramento, CA 94244-2600

Drop-Off
Secretary of State
1500 11th Street, 3rd Floor
Sacramento, CA 95814